EXHIBIT 23.2

             Consent of Independent Public Accountant


     As independent public accountant, I hereby consent to the incorporation of my report included in this Form 10-KSB, into the Company's previously filed Registration Statements File Nos. 33-72516, 333-80151, 333-48087.



                                Trochiano & Daszkowski LLP

Staten Island, New York
June 16, 2000